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                                                                      EXHIBIT 21

                                   XICOR, INC.
                             LIST OF SUBSIDIARIES(1)

                                                                         STATE OR
                                                                     OTHER JURISDICTION
     NAME                                                            OF INCORPORATION
     ----                                                            ----------------
Xicor GmbH                                                             Germany
Xicor Hong Kong Limited                                                Hong Kong
Xicor Limited                                                          United Kingdom
Xicor, Inc. International Holding Company                              Delaware


(1)     All subsidiaries are wholly-owned.